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                                                                    Exhibit 10.3

                                     KEYCORP
                          NON-QUALIFIED GRANT AGREEMENT
                             PREMIUM PRICED OPTIONS



Henry L. Meyer III


         By action of the Compensation and Organization Committee ("Committee") of the Board of Directors of KeyCorp, taken pursuant to the KeyCorp Amended and Restated 1991 Equity Compensation Plan ("Plan") on January 13, 1999 (the "Option Grant Date"), you have been granted Non-Qualified Stock Options (the "Options") to purchase 75,000 Common Shares at a price per share as set forth in paragraph 1 below (the "Exercise Price"), which may be exercised, subject to the provisions of the Plan, from time to time, in part as to such Options as you specify or, if you so direct, with respect to the full number of Common Shares then remaining subject to the Options, during the period commencing July 13, 1999 and ending January 13, 2009 ("Option Expiration Date"). (Unless otherwise indicated, the capitalized terms used herein shall have the same meaning as set forth in the Plan).

         1. As to one-third of such Options, the Exercise Price of such Options shall be $40.00 per Common Share; (ii) as to one-third of such Options, the Exercise Price of such Options shall be $45.00 per Common Share; and (iii) as to one-third of such Options, the Exercise Price of such Options shall be $50.00 per Common Share. Within the foregoing limits, at the time or times you exercise Options granted hereunder, you shall specify the number of Options being exercised and the Exercise Price of the Options you desire to exercise. Upon exercise of Options with a specified Exercise Price, the number of Options, if any, remaining available for future exercise at that specified Exercise Price shall be reduced accordingly.

         2. Unless your employment is terminated for "Cause" (as defined in your employment agreement hereinafter referred to), death, disability, or voluntary resignation by you at any time without either having "Good Reason" during a "Window Period" or being "Constructively Terminated", all as defined in and under your Employment Agreement, dated as of May 15, 1997, as amended from time to time (the "Employment Agreement"), you shall be treated, for all purposes (including vesting and period of exercisability), as if your employment with KeyCorp continued through the Option Expiration Date. In the event that your employment is terminated because of death or disability, the Options may be exercised for one year from your death or disability, as the case may be. In the event that your employment is terminated for Cause or voluntary resignation by you at any time without either having Good Reason during a Window Period or being Constructively Terminated under the Employment Agreement, the Options shall immediately be forfeited and cease to be exercisable.

         3. If, after written notice from KeyCorp, you shall engage in any competitive activity in violation of the Employment Agreement within one year after the Employment Termination Date, then any Profits realized upon the exercise of Options granted pursuant to this Agreement on or after one year prior to the Employment Termination Date shall inure to KeyCorp. If any Profits realized upon the exercise of any Option inure to the benefit of KeyCorp in accordance with the

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first sentence of this paragraph, you shall pay all such Profits to KeyCorp within 30 days after first engaging in any prohibited activity and all unexercised Options granted pursuant to this Agreement shall immediately be forfeited and canceled.

                  For purposes of this Agreement:

                  "Profit" shall mean, with respect to any Option, the positive spread between the Fair Market Value of a Common Share on the date of exercise and the applicable Exercise Price.

         The Options shall be governed by the terms, conditions, and provisions of the Plan.

         This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto.

         January 13, 1999
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                                           Thomas E. Helfrich
                                           Executive Vice President




ACCEPTANCE

         The undersigned hereby acknowledges receipt of the Plan, agrees to be bound by the foregoing Agreement and agrees and consents to the terms, conditions, and provisions of the Agreement, Plan and the Award evidenced by this Agreement.



                                                     -----------------------
                                                     Henry L. Meyer III

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